UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2012

PERCEPTRON, INC.

 (Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Credit Agreement

On January 6, 2012, Perceptron, Inc. (“Company”) and Comerica Bank entered into the First Amendment to the Amended and Restated Credit Agreement dated as of November 16, 2010 (as amended, the “Credit Agreement”).  The First Amendment extended the maturity date until November 1, 2013, amended the definition of tangible net worth and permitted the Company to repurchase up to $1,827,000 of its common stock from July 1, 2011 through December 31, 2011.  All other material terms of the Credit Agreement remain in full force and effect, without waiver or modification.  The foregoing is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On January 6, 2012, the Company and Comerica Bank also entered into a Revolving Credit Note, which replaced the Revolving Credit Note dated November 16, 2010, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.       FINANCIAL STATEMENTS AND EXHIBITS

C.       Exhibits.

Exhibit No.          Description

10.1	First Amendment to the Amended and Restated Credit Agreement, dated November 16, 2010, between the Company and Comerica Bank.

10.2	Revolving Credit Note, dated January 6, 2012, between the Company and Comerica Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.
Registrant)

Date: January 12, 2012	/s/ John H. Lowry, III
By: John H. Lowry, III
Title: Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to the Amended and Restated Credit Agreement, dated November 16, 2010, between the Company and Comerica Bank.

10.2	Revolving Credit Note, dated January 6, 2012, between the Company and Comerica Bank.